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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                FORM 10/A NO. 3



                        (POST-EFFECTIVE AMENDMENT NO. 1)


                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR (g) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                          HUSSMANN INTERNATIONAL, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                43-1791715
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

      12999 ST. CHARLES ROCK ROAD
          BRIDGETON, MISSOURI                             63044
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (314) 291-2000

       Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
----------------------------------------  --------------------------------------
     Common Stock, $.001 par value               New York Stock Exchange
    Preferred Stock Purchase Rights              New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

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                          HUSSMANN INTERNATIONAL, INC.
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                   AND INCORPORATED BY REFERENCE INTO FORM 10

    Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99 (the "Information Statement") or portions of Annex B to the Information Statement ("Annex B"). None of the information contained in the Information Statement (including the Annexes thereto) shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

ITEM 1.  BUSINESS

    The information required by this Item is contained in the body of the Information Statement under the caption "Summary -- Hussmann" and in Annex B under the caption "Business," and such information is incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

    The information required by this Item is contained in Annex B under the captions "Hussmann International Summary of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and such information is incorporated herein by reference.

ITEM 3.  PROPERTIES

    The information required by this Item is contained in Annex B under the caption "Properties" and such information is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this Item is contained in the body of the Information Statement under the caption "Principal Shareholders of Each Company" and in Annex B under the caption "Management -- Ownership of Hussmann Common Stock by Management," and such information is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this Item is contained in Annex B under the captions "Management -- Directors" and "Management -- Executive Officers," and such information is incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

    The information required by this Item is contained in Annex B under the captions "Management -- Compensation of Directors" and "Management -- Compensation of Executive Officers," and such information is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this Item is contained in the body of the Information Statement under the caption "Arrangements Between Whitman and Each of the Companies Relating to the Distribution," and in Annex B, under the captions "Financing" and "Hussmann International Pro Forma Combined Financial Information" and in Note 3 to the "Notes to Combined Financial Statements," and such information is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

    The information required by this Item is contained in Annex B under the caption "Business -- Regulatory Compliance and Legal Proceedings," and such information is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The information required by this Item is contained in the body of the Information Statement under the caption "The Distribution -- Listing and Trading of the Common Stock of the Companies" and in Annex B under the caption "Post-Distribution Dividend Policy," and such information is incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

    On September 2, 1997, the Registrant sold 1,000 shares of its Common Stock to Whitman Corporation for $1,000 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of the provisions of Section 4(2) thereof relating to sales by an issuer not involving any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this Item is contained in the body of the Information Statement under the captions "Description of Capital Stock of the Companies" and "Certain Antitakeover Effects of Certain Charter and By-Law Provisions, the Rights and Delaware Law," and such information is incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this Item is contained in the body of the Information Statement under the caption "Liability and Indemnification of Directors and Officers," and such information is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information required by this Item is contained in Annex B under the caption "Hussmann International Pro Forma Combined Financial Information" and in the financial information listed on the Index to Hussmann Historical Financial Information appearing in Annex B on page B-30 and such information is incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements. The following financial statements are filed as a part of this Registration Statement: (i) Pro Forma Combined Statements of Income for the nine months ended September 30, 1997 and for the year ended December 31, 1996; (ii) Pro Forma Combined Balance Sheet as of September 30, 1997; (iii) Combined Statements of Income for the years ended December 31, 1996, 1995 and 1994 and for the nine months ended September 30, 1997 and 1996; (iv) Combined Balance Sheets as of December 31, 1996 and 1995 and as of September 30, 1997; and (v) Combined Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 and for the nine months ended September 30, 1997 and 1996.

    (b) Exhibits:

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 3(i)* Certificate of Incorporation
 3(ii)* By-Laws
 4*    Form of Rights Agreement between the Registrant and First Chicago Trust
         Company of New York, as Rights Agent
10.1*  Form of Distribution and Indemnity Agreement by and among Whitman
         Corporation, the Registrant and Hussmann Corporation

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
10.2*  Form of Tax Sharing Agreement among the Registrant, Hussmann Corporation and Whitman Corporation
10.3*  Form of Stock Incentive Plan
10.4*  Form of Change in Control Agreement
10.5   Agreement between the Registrant and Richard G. Cline
21*    Subsidiaries of the Registrant
27*    Financial Data Schedule
99     Information Statement


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 *Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 10/A No. 3 to be signed on its behalf by the undersigned, thereto duly authorized.


                                          HUSSMANN INTERNATIONAL, INC.


                                By:              MICHAEL D. NEWMAN
                                     ------------------------------------------
                                                 Michael D. Newman
                                       SENIOR VICE PRESIDENT-CHIEF FINANCIAL
                                               OFFICER AND TREASURER



Date: January 6, 1998

                                 EXHIBIT INDEX


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 3(i)* Certificate of Incorporation
 3(ii)* By-Laws
 4*    Form of Rights Agreement between the Registrant and First Chicago Trust
         Company of New York, as Rights Agent
10.1*  Form of Distribution and Indemnity Agreement by and among Whitman
         Corporation, the Registrant and Hussmann Corporation
10.2*  Form of Tax Sharing Agreement among the Registrant, Hussmann Corporation and Whitman Corporation
10.3*  Form of Stock Incentive Plan
10.4*  Form of Change in Control Agreement
10.5   Agreement between the Registrant and Richard G. Cline
21*    Subsidiaries of the Registrant
27*    Financial Data Schedule
99     Information Statement


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 *Previously filed.